EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned, the Chief Executive Officer and Chief Financial Officer of Cleartronic, Inc. (the "Company"), hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of the Company on Form 10-K/A for the fiscal year ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2018

/s/ Michael M. Moore
By	Michael M. Moore
Chief Executive Officer

/s/ Larry M. Reid
By	Larry M. Reid
Chief Financial Officer